Exhibit 8.1

                              List of Subsidiaries

                                                                     Exhibit 8.1

                              LIST OF SUBSIDIARIES

              Company                                             Jurisdiction

1)    ECI Telecom GmbH                                           Germany

2)    ECI Telecom SARL                                           France

3)    ECI Telecom (UK) Limited                                   England & Wales

4)    ECI Telecom Italy SrL                                      Italy

5)    ECI Telecom Holdings B.V.                                  Netherlands

6)    ECI Network Solutions B.V.                                 Netherlands

7)    ECI Telecom Ukraine LLC.                                   Ukraine

8)    ECI Telecom 2005 LLC.                                      Russia

9)    ECI Telecom (HK) Limited                                   Hong Kong

10)   ECI Telecom (Philippines) Inc.                             Philippines

11)   Hangzhou ECI Telecommunications Co.                        China

12)   ECI Telecom India Private Limited                          India

13)   ECI Telecom (AUS) Pty Limited                              Australia

14)   ECI Telecom, Inc.                                          Delaware

15)   ECI Telecom DND, Inc.                                      Delaware

16)   ECI De Mexico, S.A. de C.V.                                Mexico

17)   ECI Telecom De Colombia Finanzas Ltda.                     Colombia

18)   ECI Telecom Do Brasil Ltda.                                Brazil

19)   ECI Telecom Costa Rica, S.A.                               Costa Rica

20)   Lightscape Networks Ltd.                                   Israel

21)   Inovia Telecoms Ltd.                                       Israel

22)   Enavis Networks Ltd.                                       Israel

23)   ECI Telecom-NGTS Ltd.                                      Israel

24)   ECI WaveInno Ltd.                                          Israel

25)   Electo Galil Ltd.                                          Israel

26)   Laurel Networks Holdings Corporation                       Delaware

27)   Laurel Networks Ltd.                                       England & Wales

28)   Laurel Networks GmbH                                       Germany

29)   Laurel Networks BV                                         Netherlands